UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 10, 2020 (December 8, 2020)

Date of Report

(Date of earliest event reported)

Novus Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36620	20-1000967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19900 MacArthur Blvd., Suite 550

Irvine, California 92612

(Address of principal executive offices, including Zip Code)

(949) 238-8090

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NVUS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 8, 2020, June Lee, M.D. was appointed to the board of directors (the “Board”) of Novus Therapeutics, Inc., (“Novus”). The Board has determined that Dr. Lee qualifies as an “independent” director under applicable Nasdaq Marketplace Rules. Dr. Lee has been appointed to serve on the Compensation Committee and the Nominating & Governance Committee of the Board.

In connection with her appointment, Dr. Lee was granted an option to purchase up to 40,000 shares of Common Stock at a price of $19.74 per share, which option vests with respect to 20,000 shares on the first anniversary of the date of grant and with respect to 20,000 shares on the second anniversary of the date of grant. In connection with her appointment as a director, Dr. Lee will also enter into Novus’s standard form of indemnification agreement. Pursuant to the terms of the indemnification agreement, Novus may be required, among other things, to indemnify Dr. Lee for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director.

Dr. Lee has no family relationship with any of the executive officers or directors of Novus. There are no arrangements or understandings between Dr. Lee and any other person pursuant to which he was appointed as an officer and/or director of Novus.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novus Therapeutics, Inc.

Date: December 10, 2020	By:	/s/ David-Alexandre C. Gros, M.D.
	Name:	David-Alexandre C. Gros, M.D.
	Title:	Chief Executive Officer